EXHIBIT 21.1

                   Subsidiaries of the Company

I. Direct Subsidiaries of the Company

     A. Ceramco Inc. (Delaware)

     B.   Ceramco Manufacturing Co. (Delaware)

     C.   CeraMed Dental, L.L.C. (Delaware)

     D.   GAC International Inc. (New York) a) Orthodental International, Inc.
          b) Orthodental S.A. de C.V. (Mexico)

     E. DENTSPLY Finance Co. (Delaware) a) Dentsply International, Inc. (Chile) Limitada
               (Chile)

     F. DENTSPLY North America LLC (Delaware)

     G. Dentsply Argentina S.A.C.e.I. (Argentina)

     H. Dentsply Industria e Comercio Ltda. (Brazil)

          a) DeTrey do Brasil Industria e Comercio Ltda. (Brazil)

     I.   Dentsply Mexico S.A. de C.V. (Mexico)

     J.   Dentsply India Pvt. Ltd. (India)

     K.   Dentsply (Philippines) Inc. (Philippines)

     L.   Dentsply (Thailand) Ltd. (Thailand)

     M.   Dentsply Dental (Tianjin) Co. Ltd. (China)

     N.   Dentsply Tianjin International Trading Co. Ltd. (China)

     O.   Dentsply Korea Limited

     P.   Ceramco Europe Limited (Cayman Islands) a) Ceramco UK Limited
          (Dormant)

     Q.   Dentsply Services (Switzerland) S.a.r.L.

     R.   Ransom & Randolph Company (Delaware)

     S.   Dentsply Ransom & Randolph China (China)

     T.   Tulsa Dental Products Inc. (Delaware)

          a) Tulsa Finance Co. (Delaware) b) Tulsa Manufacturing Inc. (Delaware)

     U. Raintree Essix Inc. (Delaware)

     V. Glenroe Technology (Delaware)

     W. Dentsply NA (Delaware)

     X. Dentsply SC (Delaware)

     Y. Dentsply DR (Delaware)

     Z. Dentsply DL (Delaware)

     AA. Dentsply Indiana LLC (Indiana)

           a) Dentsply Holding Co. (Delaware)

II. Indirect Subsidiaries of the Company

     A. Subsidiaries of Dentsply Holding Co.

          1.   Dentsply EU Holding S.a.r.L. (Luxembourg)

          2.   Dentsply Canada Ltd. (Canada (Ontario))

          3.   PT Dentsply Indonesia (Indonesia)

          4.   The International Tooth Co. Limited (United Kingdom)

          5.   Dentsply Espana SL (Spain)

          6.   Dentsply Australia Pty. Ltd. (Australia (Victoria)) a) Dentsply
               (NZ) Limited (New Zealand)

          7.   DENTSPLY-Sankin K.K. (Japan) a) Sankin Laboratories K.K. (Japan)

          8. DeguDent Industria e Comercio Ltda. (Brazil) a) DeguDent da Amazonia Industria e Comercio
                    Ltda. (Brazil)
               b)      Degpar Participacoes e Empreendimentos S.A. (Brazil)
               c) Probem Laboratorio de Produtos Farmaceuticos e Odontonlogicos S.A. (Brazil)

     B. Subsidiaries Dentsply EU Holding S.a.r.L.

          1. Dentsply Europe S.a.r.L. (Luxembourg)

     C. Subsidiaries of Dentsply Europe S.a.r.L.

          1. Dentsply Germany Holdings GmbH (Germany) a) VDW GmbH (Germany) c) Dentsply DeTrey GmbH (Germany) d) Friadent GmbH (Germany)
                    i)   Friadent Brasil Ltda. (Brazil) e) DeguDent GmbH
                         (Germany)
                    i)   Ducera Dental Verwaltungs-ges.m.b.H. (Germany)
               f) Elephant Dental GmbH (Germany)

          2. Elephant Dental B.V. (Netherlands) a) Cicero Dental Systems B.V. (Netherlands) b) DeguDent Benelux B.V. (Netherlands) c) Dental Trust B.V. (Netherlands)

          3.   DeguDent Austria Handels GmbH (Austria)

          4. Dentsply Limited (Cayman Islands) a) Dentsply Holdings Unlimited (U.K.) b) Dentsply Russia Limited (U.K.) c) Amalco Holdings Ltd (U.K., Dormant) d) Keith Wilson Limited (U.K., Dormant) e) Oral Topics Limited (U.K., Dormant) f) AD Engineering Limited (Dormant)

          5.   Dentsply Italia SrL (Italy)

          6.   Dentsply France S.A.S. (France)

          7.   Dentsply South Africa (Pty) Limited (South Africa)

          8.   Dentsply Benelux S.a.r.L. (Luxembourg)

          9.   Friadent Schweiz AG (Switzerland)

         10. Friadent N.V. (Belgium)

         11.   Friadent Scandinavia AB(Sweden)

         12.   Friadent Denmark ApS (Denmark)

         13.   Dentsply DeTrey Sarl (Switzerland)

         14. Maillefer Instruments Holding S.A. (Switzerland) a) Maillefer Instruments Trading Sarl
                    (Switzerland)
               b)   Maillefer Instruments Consulting Sarl (Switzerland)
               c)   Maillefer Instruments Manufacturing Sarl (Switzerland)
                     d) GAC S.A. (Switzerland)

     D.   Subsidiaries of GAC S.A. 1. GAC GmbH (Germany)

          2. GAC Norge A.S. (Norway)

          3. SOF S.A. (France)